EXHIBIT 99.906.CERT.
CERTIFICATIONS PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT
John T. Genoy, President, and Donna M. Handel, Treasurer of SunAmerica Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:
1.	The attached Form N-CSR report of the Registrant fully complies with the requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in such N-CSR report fairly represents, in all material respects, the financial conditions and results of operations of the Registrant as of, and for, the periods presented in the report.
Dated: February 17, 2010
/s/ John T. Genoy
John T. Genoy
President
/s/ Donna M. Handel
Donna M. Handel
Treasurer